Exhibit 8.1

List of Subsidiaries of Navios Maritime Partners L.P.

(the below includes subsidiaries that will be included as part of the issuer following its acquisition of Navios Maritime Containers LP to be effective on March 31, 2021)

Navios Partners Europe Finance Inc.

Navios Partners Finance (US) Inc.

JTC Shipping and Trading Ltd

Navios Maritime Operating LLC

Rondine Management Corp.

Emery Shipping Corporation

Alegria Shipping Corporation

Aurora Shipping Enterprises Ltd.

Ammos Shipping Corp.

Avery Shipping Company

Beryl Shipping Corporation

Casual Shipholding Co.

Cheryl Shipping Corporation

Chilali Corp.

Christal Shipping Corporation

Coasters Ventures LTD

Customized Development S.A.

Fantastiks Shipping Corporation

Felicity Shipping Corporation

Finian Navigation Co.

Floral Marine Ltd.

Galaxy Shipping Corporation

Gemini Shipping Corporation

Golem Navigation Limited

Hyperion Enterprises Inc.

Joy Shipping Corporation

Ianthe Maritime S.A.

Kohylia Shipmanagement S.A.

Kymata Shipping Co.

Libra Shipping Enterprises Corporation

Micaela Shipping Corporation

Orbiter Shipping Corp.

Pandora Marine Inc.

Pearl Shipping Corporation

Perigiali Navigation Limited

Rubina Shipping Corporation

Sagittarius Shipping Corporation

Surf Maritime Co.

Topaz Shipping Corporation

Velvet Shipping Corporation

Wave Shipping Corp.

Cavos Navigation Co.

Cavalli Navigation Inc.

Seymour Trading Limited

Goldie Services Company

Esmeralda Shipping Corporation

Triangle Shipping Corporation

Andromeda Shiptrade Limited

Palermo Shipping S.A.

Prosperity Shipping Corporation

Aldebaran Shipping Corporation

Dune Shipping Corp.

Citrine Shipping Corporation

Pleione Management Limited

Perivoia Shipmanagement Co.

Oceanus Shipping Corporation

Cronus Shipping Corporation

Leto Shipping Corporation

Dionysus Shipping Corporation

Prometheus Shipping Corporation

Camelia Shipping Inc.

Anthos Shipping Inc.

Amaryllis Shipping Inc.

Azalea Shipping Inc.

Fandango Shipping Corporation

Flavescent Shipping Corporation

Sunstone Shipping Corporation

Wenge Shipping Corporation

Zaffre Shipping Corporation

Migen Shipmanagement Ltd

Navios Maritime Containers L.P.

Navios Partners Containers Finance Inc.

Navios Partners Containers Inc.

Anthimar Marine Inc.

Bertyl Ventures Co.

Enplo Shipping Limited

Evian Shiptrade Ltd

Isolde Shipping Inc.

Rodman Maritime Corp.

Silvanus Marine Company

Velour Management Corp.

Morven Chartering Inc.

Clan Navigation Limited

Ebba Navigation Limited

Sui Ann Navigation Limited

Pingel Navigation Limited

Olympia II Navigation Limited

Theros Ventures Limited

Legato Shipholding Inc.

Inastros Maritime Corp.

Thetida Marine Co.

Jaspero Shiptrade S.A.

Jasmer Shipholding Ltd

Boheme Navigation Company

Peran Maritime Inc.

Zoner Shiptrade S.A.

Nefeli Navigation S.A.

Vythos Marine Corp.

Iliada Shipping S.A.

Afros Maritime Inc.

Vinetree Marine Company

Fairy Shipping Corporation

Limestone Shipping Corporation

Crayon Shipping Limited

Chernava Marine Corp.

Proteus Shiptrade S.A.

Solagne Shipping Ltd.

Mandora Shipping Ltd.